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                                                                 Exhibit 99.1


          STAR TELECOM CEASES PROVIDING WHOLESALE CARRIER SERVICES


SANTA BARBARA, Calif.--July 11, 2001-- STAR Telecommunications, Inc. announced today that effective at the close of business on July 13, 2001, STAR will cease providing wholesale carrier services to its U.S. customers. STAR will continue to provide wholesale services to customers of its STAR Europe subsidiary, and will continue to provide retail services via its Allstar, CEO, and PT-1 subsidiaries. STAR also announced that it is requesting from the U.S. Bankruptcy Court for the District of Delaware an extension through November 12, 2001, of the date for its exclusive right to file a plan of reorganization.

STAR filed a voluntary petition for U.S. Bankruptcy Code Chapter 11 bankruptcy protection on March 13, 2001. NASDAQ halted trading in STAR's stock on March 13, 2001 in accordance with Marketplace Rule 4450(f), pending receipt and review of additional information requested by the staff. On March 27, 2001, STAR requested that NASDAQ terminate the designation of its securities as NASDAQ National Market securities and requested that the staff delist its securities at the earliest practicable date, in accordance with Marketplace Rule 4480(b). NASDAQ subsequently delisted STAR's securities on April 4, 2001. Trading in STAR's stock is extremely limited.

ABOUT STAR TELECOMMUNICATIONS

STAR Telecommunications provides global telecommunications services to consumers and long distance carriers. STAR provides international and national long distance services, international private line, dial around services and international toll-free services.

Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. STAR's future actual results could differ materially from the forward-looking statements discussed herein. Under applicable bankruptcy requirements and procedures, STAR intends to prepare and file with the Bankruptcy Court monthly operating statements, which include summary unaudited consolidated statements of operations, consolidated balance sheets and consolidated statements of cash flow. As a result of the substantial expense and undue hardship that would be incurred by STAR in preparing quarterly and annual reports, STAR has ceased filing quarterly and annual reports on Forms 10-Q and 10-K, respectively, with the Securities and Exchange Commission and instead will file the monthly operating statements as exhibits to Current Reports on Form 8-K in accordance with SEC Release No. 34-9660.

CONTACT:
STAR Telecommunications Inc., Santa Barbara
Eric Bohman, 800/899-1962 (Investor Relations) ir@startel.com